UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. ____  )

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☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

On Track Innovations Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2015 (October 26, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Monday, October 26, 2015, On Track Innovations Ltd. (the “Company”) commenced its Annual General Meeting of Shareholders (the “Meeting”).

Of the 40,835,974 total ordinary shares of the Company that were issued and outstanding on September 17, 2015, the record date for the Meeting, 8,742,320  shares, constituting 21.41% of the total outstanding shares, were represented in person or by proxy at the Meeting. Hence, no legal quorum existed to hold the Meeting according to the Company’s articles of association, and the Meeting was dissolved and stands adjourned to the same day of the following week, Monday, November 2, 2015, at the same time, 17:00 IST (10:00 A.M. EST) and same place, at the Company’s offices at ZHR Industrial Zone, Rosh Pina, Israel (the “Adjourned Meeting”).

If at the Adjourned Meeting a quorum is not present within half an hour from the time appointed for holding the Adjourned Meeting, the shareholders then present at such Adjourned Meeting shall nevertheless constitute a quorum.

Shareholders who did not vote in person or by proxy at the Meeting may vote at the Adjourned Meeting either by telephone or over the internet on the Company’s proxy agent's website at www.proxyvote.com by following the instructions included on the proxy card provided to him or her for the Meeting by the Company’s proxy agent or by completing and returning the proxy card to the Company or the Company’s proxy agent no later than the Cut-Off Date for the Adjourned Meeting, Friday October 30, 2015, at 5:00 P.M. Israel time, which is October 30, 2015, at 11:00 A.M. Eastern Time (the “Adjourned Cut-Off Date”). The Company will not be able to count a proxy card unless receive it at its principal executive offices at Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel, 1200000, or at the office of the Company’s proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, by the Adjourned Cut-Off Date Friday stated above.

Shareholder votes of those who voted in person or by proxy at the Meeting, either by telephone or over the internet or by return of his or her proxy card, will be counted for the Adjourned Meeting as voted at the Meeting; thus such shareholders are not required to re-vote at the Adjourned Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: October 27, 2015	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer